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                                                                 Exhibit 21.1



                SUBSIDIARIES OF JITNEY-JUNGLE STORES OF AMERICA, INC.

                                                                 PERCENTAGE
                                                                 OF VOTING
                                                                 SECURITIES
                                   JURISDICTION OF               OWNED BY
NAME                                INCORPORATION                REGISTRANT
----                               --------------                ----------

Interstate Jitney-Jungle Stores, Inc.   Alabama                       100%

Southern Jitney Jungle Company          Mississippi                   100%

McCarty-Holman Co., Inc.                Mississippi                   100%

Jitney-Jungle Bakery, Inc.              Mississippi                   100%

Delta Acquisition Corporation           Alabama                       100%





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                SUBSIDIARIES OF JITNEY-JUNGLE STORES OF AMERICA, INC.

                      SUBSIDIARIES OF MCCARTY-HOLMAN CO., INC.

                                                            JURISDICTION OF
NAME                                                         INCORPORATION
----                                                        ---------------
Pump and Save, Inc.                                           Mississippi